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                                                                    Exhibit 10.1



                            EXCHANGE AGENT AGREEMENT

                                                               December __, 1998

American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005

Ladies and Gentlemen:

        In connection with the merger (the "Merger") of GMC Acquisition Corporation, a New York corporation ("Acquisition") and wholly-owned subsidiary of Herley Industries, Inc. ("Herley"), with and into General Microwave Corporation, a New York corporation ("GMC"), pursuant to the Agreement and Plan of Merger dated as of August 21, 1998, as amended (the "Agreement"), a copy of which is annexed hereto, at the effective time of the Merger (the "Effective Time"), each outstanding share of common stock of GMC will be converted into the right to receive $18.00 in cash and a Warrant to purchase one share of Herley common stock at a price of $14.40 per share, if exercised on or before January 11, 1999 and $15.60 per share if exercised after January 11, 1999 and each outstanding option to purchase GMC common stock under GMC's stock option plans (the "Options") will be converted into the right to receive for each share of GMC common stock subject to the option, cash in an amount equal to $18.00 minus the per share exercise price plus a Warrant. You will be notified of the Effective Time by no later than the first business day following the Effective Time.

        GMC and Herley have delivered or will deliver to you (i) a copy of the letter of transmittal ("Letter of Transmittal") to be sent to holders of record of shares of GMC common stock ("GMC Shareholders"), (ii) copies of all other documents or materials, if any, to be forwarded to GMC Shareholders, (iii) a certified copy of resolutions adopted by the Board of Directors of each of GMC and Herley authorizing the Merger, the appointment of an exchange agent and execution of an exchange agent agreement, (iv) a list showing the names and addresses of all GMC Shareholders as of the Effective Time and the number of shares of GMC common stock held by each GMC Shareholder immediately prior to the Effective Time, (v) a list of certificates (including certificate numbers) representing shares of GMC common stock that have been or are, as such date, lost, stolen, destroyed or replaced or restricted as to transfer (noting the text of the restrictive legends applicable thereto) or with respect to which a stop transfer order has been noted, (vi) a certification ("Certification") to be sent to all holders of record of Options ("GMC Optionholders"), and (vii) a list showing the names and addresses of all GMC Optionholders as of the Effective Time indicating the number of shares of GMC common stock purchasable upon the exercise of each Option immediately prior to the Effective Time, the per share exercise price for each Option and the net amount payable to each such GMC
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Optionholder upon his or her delivery of a Certification (the "Option Amount")
(such lists being herein referred to as the "Lists").

        As soon as practicable after the Effective Time, the Exchange Agent (as defined below) will mail to each GMC Shareholder (a) a notice advising such holder of the effectiveness of the Merger and the applicable terms of the exchange effected thereby, (b) a Letter of Transmittal with instructions, (c) a self-addressed return envelope, (d) tax certification guidelines, and (e) any other material deemed appropriate by Herley, Acquisition and GMC.

        As soon as practicable after the Effective Time, the Exchange Agent will mail to each GMC Optionholder (a) a notice advising such holder of the effectiveness of the Merger and the applicable terms of the exchange effected thereby, (b) a Certification with instructions, (c) a self-addressed return envelope, (d) tax certification guidelines, and (e) any other material deemed appropriate by Herley, Acquisition and GMC.

        This will confirm the appointment by Herley, Acquisition and GMC of American Stock Transfer & Trust Company as the exchange agent ("Exchange Agent") as provided in the Merger Agreement and, in that capacity, the authorization of the Exchange Agent to act as agent for the GMC Shareholders and GMC Optionholders for the purpose of receiving from Herley the Warrants and cash to be issued in exchange for shares of GMC common stock and Options and transmitting the same to the GMC Shareholders and GMC Optionholders upon satisfaction of the conditions set forth herein. Your duties, liabilities and rights as Exchange Agent are as set forth herein and will be governed, in addition, by the applicable terms of the Merger Agreement.

         In carrying out your duties as Exchange Agent, you are to act in accordance with the following:

                1. Examination of Letters of Transmittal. You are to examine Letters of Transmittal, certificates representing shares of GMC common stock and other documents delivered or mailed to you by or for GMC Shareholders to ascertain, to the extent reasonably determined by you, whether:

                     (a) the Letters of Transmittal appear to be duly executed and properly completed in accordance with the instructions set forth therein;

                     (b) the certificates for shares of GMC common stock appear to be properly surrendered and, if applicable, endorsed for transfer;

                     (c) the other documents, if any, used in the exchange appear to be duly executed and properly completed and in the proper form; and


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                     (d) the certificates for shares of GMC common stock are
free of restrictions on transfer or stop orders, except as set forth on the Lists.

               In the event you ascertain that any Letter of Transmittal or other document has been improperly completed or executed, that any of the certificates for shares of GMC common stock are not in proper form or some other irregularity exists, you shall attempt to resolve promptly the irregularity and may use your best efforts to contact the appropriate GMC Shareholder by whatever means of communication you deem most expedient to correct the irregularity and, upon consultation with Herley, shall endeavor to take such other reasonable action as may be necessary to cause such irregularity to be corrected, and the determination of any questions referred to Herley or its counsel by you as to the validity, form and eligibility, as well as the proper completion or execution of the Letters of Transmittal and other documents, shall be final and binding, and you may rely thereon as provided in Section 12(a) hereof. Any costs of contacting GMC Shareholders for the purposes of correcting irregularities shall be incurred for the account of Acquisition.

          2. Exchange of Shares and Options. (a) As soon as practicable after the Effective Time and after surrender to you of the certificates for shares of GMC common stock registered to a particular record holder or holders (and only after surrender of all such certificates) and the return of a properly completed and signed Letter of Transmittal relating thereto, you shall cause to be issued and distributed to the holder(s) in whose name such certificates were registered (or such other person as shall have been specified pursuant to the terms hereof)
(i) the whole number of Warrants issuable pursuant to the Merger Agreement, registered in the name of such holder(s) and (ii) a check in the amount of $18.00 per share of GMC common stock registered in the name of such holder(s) (the "Cash Amount"). Prior to the Effective Time, Herley shall provide you the amount of cash sufficient to make all payments of the Cash Amount.

              (b) As soon as practicable after the Effective Time and after delivery to you of a Certification in respect of the outstanding Options, you shall cause to be issued and distributed to the Optionholder(s) specified by GMC and Herley (or such other person as shall have been specified pursuant to the terms hereof) (i) the whole number of Warrants issuable pursuant to the Merger Agreement, registered in the name of such holder(s) and (ii) a check in the amount of the applicable Option Amount. Prior to the Effective Time, Herley shall provide you the amount of cash sufficient to make all payments of the Option Amount.

              (c) Until so surrendered, each certificate as to which a Letter of Transmittal was received which immediately prior to the Effective Time represented outstanding shares of GMC common stock shall, at and after the Expiration Date, entitle the holder(s) thereof only to receive, upon surrender of it and all other identically registered certificates, the certificates representing Warrants and the Cash Amount contemplated by paragraph (a) above. Until so surrendered, each option agreement as to which a Certificate was received which immediately prior to the Effective Time represented the right to purchase outstanding shares of GMC


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common stock shall, at and after the Expiration Date, entitle the holder(s)
thereof only to receive the certificates representing Warrants and the Option Amount contemplated by paragraph (b) above.

               (d) If any certificates representing Warrants are to be issued in, or a Cash Amount or Option Amount is to be paid to, a name other than that in which the certificate for shares of GMC common stock is registered or the GMC Optionholder listed in the applicable List is listed, it shall be a condition of the issuance or payment thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer or the Certification returned shall be properly completed and that the person requesting such exchange shall pay to you any transfer or other taxes required, or shall establish to your satisfaction that such tax has been paid or is not payable.

               (e) Certificates to be delivered by mail shall be forwarded by first class mail under the Exchange Agent's blanket surety bond, which Herley and GMC understand protects Herley, GMC, Acquisition and the Exchange Agent from loss or liability arising by virtue of the non- receipt or non-delivery of such certificates. It is understood that the market value of the securities in any one shipment sent by first class mail under this procedure will not be in excess of $250,000. In the event the market value shall exceed $250,000, the envelope shall be mailed by registered mail and shall be insured separately for the replacement value of its contents at the time of mailing.

        3. Lost Stolen or Destroyed Certificates. In the event that any GMC Shareholder claims that any certificates representing shares of GMC common stock is lost, stolen or destroyed, the Exchange Agent shall mail to such GMC Shareholder an affidavit of loss and an indemnity bond. The Exchange Agent shall make the distribution of certificates representing Warrants only upon receipt of a properly completed affidavit of loss and indemnity bond.

        4. Reports. The Exchange Agent shall furnish, until otherwise notified, monthly, or more frequently if requested by Herley or GMC, reports to Herley showing:

        (a) the number of shares of GMC common stock surrendered and number of full Warrants issued in exchange therefor (previous, herewith and total);

        (b) cash paid as part of the Cash Amount (previous, herewith and total); and

        (c) cash paid as part of the Option Amount (previous, herewith and total).

        5. IRS Filings. You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing tax identification numbers, and shall file any appropriate reports with the Internal Revenue Service ("IRS") (e.g., 1099, 1099B, etc.). You may be required to deduct 31% from the Cash Amount or Option Amount payable to holders who have not supplied their correct taxpayer identification number or required


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certification.  Such funds will be turned over to the IRS by you.

        6. Restricted Certificates of GMC Common Stock. As set forth above, GMC will deliver to you the Lists which will set forth, among other things, certificates representing shares of GMC common stock that have been or are, as of the date of such Lists, restricted as to transfer (noting the text of the restrictive legends applicable thereto). GMC understands that the Lists will also set forth a legend or legends to be placed on certificates representing Warrants to be issued in exchange for such certificates, if any, and you shall place such legends on such certificates as directed in the Lists. In the event a certificate bearing a restrictive legend that is not included in the Lists is presented, you are instructed to delay issuance of a certificate representing Warrants with respect thereto pending instructions from Herley and GMC.

        7. Restricted Warrant Certificates. Each of the persons listed on Schedule A hereto may be deemed an "affiliate" of GMC within the meaning of Rule 145 under the Securities Act of 1933, as amended, and applicable rules and regulations promulgated by the Securities and Exchange Commission.

        You are hereby authorized and instructed to place on the face of each of the certificates representing Warrants issued to each of the aforesaid persons in exchange for the shares of GMC common stock or Options held by them a legend reading in its entirety as follows:

        "THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE WARRANTS AND THE UNDERLYING SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS AND THE UNDERLYING SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE WARRANTS TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS."

        8. Copies of Documents. You shall take such action at Acquisition's expense as may from time to time be reasonably requested by Acquisition to furnish copies of the Letter of Transmittal to persons designated by Acquisition.

        9. Receipt of Disposal. Letters of Transmittal and telegrams, telexes, facsimile transmissions and other materials submitted to you by GMC Shareholders or by Herley in respect of GMC Optionholders shall be preserved by you until delivered or otherwise disposed of in accordance with the instructions of Herley and GMC at or prior to the termination hereof.


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        10. Maintenance of Records. You will keep and maintain complete and accurate ledgers showing all shares exchanged by you and payments made by you. You are authorized to cooperate with and furnish information to any organization or its legal representatives designated from time to time by GMC Shareholders and GMC Optionholders in any manner reasonably requested by any of them in connection with the Merger and exchange pursuant thereto.

        11. Delivery of Surrendered Shares of GMC Common Stock. All certificates for shares of GMC Common Stock surrendered to you shall be retained by you and following exchange thereof shall be forwarded to Acquisition and Herley or elsewhere as directed by them.

        12. Exchange Agent's Duties and Obligations. As Exchange Agent, you:

                    (a) will have no duties or obligations other than those specifically set forth herein, or may subsequently be agreed to in writing by you, Herley, Acquisition and GMC;

                    (b) will be regarded as making no representations or warranties and having no responsibilities regarding the validity, sufficiency, value or genuineness of any certificates for shares of GMC common stock surrendered to you or the shares of GMC common stock represented thereby; will not be required or requested to make any representations as to the validity or genuineness of any certificates for Warrants or right to purchase shares of Herley common stock represented thereby; and will not be responsible in any manner whatsoever for the correctness of the statements made herein or in the Merger Agreement or in any document furnished to you by Herley, Acquisition and GMC;

                    (c) will not be obligated to institute or defend any action, suit or legal proceeding in connection with the Merger, or your duties hereunder, or take any other action which might in your judgment involve, or result in, expense or liability to you, unless Herley, Acquisition or GMC shall first furnish you an indemnity satisfactory to you;

                    (d) may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, representation, notice, letter, telegram or other document delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

                    (e) may rely on, and shall be protected in acting upon, written or oral instructions given by any officer of, or any party authorized by, Herley, Acquisition or GMC with respect to any matter relating to your actions as Exchange Agent;

                    (f) may consult with counsel satisfactory to you (including counsel for the Herley or GMC), and the written advice or opinion of such counsel shall be full and complete authorization and protection in the respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel; and

                    (g) may retain an agent or agents of your choice to assist you in performing


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your duties and obligations hereunder, at your cost and without relieving you of any liability hereunder.

              13. Termination of Exchange Agent's Duties and Obligations. This agreement shall terminate upon demand by Herley, at which time all undistributed certificates representing Warrants and amounts deposited in respect of the Cash Amount and Option Amount shall be delivered by the Exchange Agent to Herley.

              14. Indemnification of Exchange Agent. Herley, Acquisition and GMC hereby jointly and severally covenant and agree to reimburse, indemnify and hold you harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by you, or to which you may become subject and not resulting from any negligence, bad faith or willful misconduct on your part, arising out of or incident to this Agreement or the administration of your duties hereunder, or arising out of or incident to your compliance with the instructions set forth herein or with any instructions delivered to you pursuant hereto, or as a result of defending yourself against any claim or liability resulting from your actions as Exchange Agent, including any claim against you by any tendering GMC Shareholder, which covenant and agreement shall survive the termination hereof. You hereby represent that you will notify Herley, Acquisition and GMC by letter, or facsimile confirmed by letter, of any receipt by you of a written assertion of a claim against you, or any action commenced against you, within five (5) business days after your receipt of written notice of such assertion or your having been served with the summons or other first legal process giving information as to the nature and basis of any such assertion. However, your failure to so notify Herley, Acquisition and GMC shall not operate in any manner whatsoever to relieve them from any liability which they may have on account of this Section 14 if no prejudice occurs. At their election, Herley, Acquisition and GMC may assume the conduct of your defense in any such action or claim at their sole cost and expense. In the event that Herley, Acquisition and GMC elect to assume the defense of any such action or claim and confirm to you in writing that the indemnity provided for in this Section 14 applies to such action or claim, they shall not be liable for the fees and expenses of any counsel thereafter retained by you.

              15. Compensation and Expenses. For services rendered as Exchange Agent hereunder, your fees are approved as set forth in the schedule attached to this agreement.

              16. Modification. Except as otherwise provided in Section 12(a) hereof, (i) the instructions contained herein may be modified or supplemented only by authorized representatives of each of Herley, Acquisition and GMC, and
(ii) any inconsistency between this agreement and the Merger Agreement shall be resolved in favor of the Merger Agreement.

              17. Notices. Except as otherwise provided herein, no notice, instruction or other communication by one party shall be binding upon the other party unless hand delivered or sent by certified mail, return receipt requested, nationally recognized overnight courier service or by facsimile transmission electronically confirmed. Notice to you shall be sent or delivered to


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your above-noted address or such other addresses as you shall hereafter designate in writing in accordance herewith. Notice to Herley, Acquisition and GMC shall be sent or delivered to:

                    If to Herley or Acquisition:

                              10 Industry Drive
                              Lancaster, Pennsylvania 17603
                              Attention: Myron Levy, President

                    If to GMC:

                              5500 New Horizons Boulevard
                              Amityville, New York 11701
                              Attention: Mitchell Tuckman, President

                     in each case with a copy to:

                     Blau, Kramer, Wactlar & Lieberman, P.C.
                              100 Jericho Quadrangle
                              Jericho, New York 11753
                              Attention: David H. Lieberman, Esq.

              18. Counterparts. This agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

              19. Governing Law; Binding Upon Successors and Assigns. This agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof respecting conflicts of laws, and shall inure to the benefit of, and the


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obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

              Executed this __ th day of December , 1998.

                                 HERLEY INDUSTRIES, INC.

                                 By:    _________________________________
                                        Name:
                                        Title:


                                 GMC ACQUISITION CORP.

                                 By:    _________________________________
                                        Name:
                                        Title:

                                 GENERAL MICROWAVE CORPORATION

                                 By:    _________________________________
                                        Name:
                                        Title:




Agreed To and Accepted:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By: _______________________________________________
       Name:
       Title:



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                                   Schedule A

Frederick Zissu
Sherman A. Rinkel
Moe Wind
Stanley Simon
Mitchell Tuckman
Edmond D. Franco
Michael I. Stolzar
Michael D. Magidson
Arnold H. Levine
Rozalie Schachter
Robert DeBrecht
Howard Cohen




                                      Fees



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